                                                                   EXHIBIT 10.40

                         RESEARCH AND CENTER AGREEMENT

                                    BETWEEN

                              INTRACEL CORPORATION

                                      AND

                                DUKE UNIVERSITY
                             DURHAM, NORTH CAROLINA



                               DECEMBER 28, 1998

                               TABLE OF CONTENTS

1.    SCOPE OF RESEARCH..................................................1

2.    WORKPLAN/PAYMENT...................................................2

3.    OPERATION OF THE ONCOVAX CENTER................................... 3
      3.1   Operational Policies and Procedures......................... 3
      3.2   Personnel................................................... 3
      3.3   Designation of Medical Director............................. 3

4.    REGULATORY APPROVALS/INTRACEL OVERSIGHT........................... 4

5.    TERM & TERMINATION................................................ 4

6.    INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE;
      SURVIVAL.......................................................... 5
      6.1   Hospital Indemnification of Intracel........................ 5
      6.2   Intracel Indemnification of Hospital........................ 5
      6.3   Notice...................................................... 6
      6.4   Third Party Actions......................................... 6
      6.5   Other Recoveries............................................ 6
      6.6   Limitation of Liability..................................... 7
            6.6.1 Limitation of Intracel's Liability.................... 7
            6.6.2 Limitation of Hospital's Liability.................... 7

      6.7   Insurance.................................................. 7
            6.7.1 Intracel's Obligation to Insure...................... 7
            6.7.2 Hospital's Obligation to Insure...................... 8
      6.8   Survival................................................... 8

7.    MISCELLANEOUS.................................................... 8
      7.1   Confidential and Proprietary Information................... 8
      7.2   Institutional Review Board Approval........................ 9
      7.3   Clinical Data and Reporting................................ 9
      7.4   Publication................................................ 9
      7.5   Adverse Effects............................................ 10
      7.6   Further Assurances......................................... 10
      7.7   Assignment; Binding Effect................................. 10
      7.8   Governing Law.............................................. 10
      7.9   Severability............................................... 10
      7.10  Expenses; Attorneys' Fees.................................. 11
      7.11  Modification; Waiver....................................... 11
      7.12  Notice..................................................... 11
      7.13  Benefit of This Agreement.................................. 12
      7.14  Complete Agreement......................................... 12
      7.15  Contract Modifications for Prospective Legal Events........ 13
      7.16  Execution in Counterparts.................................. 13
      7.17  Use of a Party's Name...................................... 13
      7.18  Independent Contractor..................................... 13

                         RESEARCH AND CENTER AGREEMENT

     THIS RESEARCH AND CENTER AGREEMENT (this "Agreement") is entered into as of December 28, 1998, (the "Effective Date") by and between Intracel Corporation ("Intracel"), a Delaware corporation having its principal office at 1330
Piccard Drive, Rockville, MD 20850, and Duke University ("Hospital"), a North Carolina non-profit corporation having its principal office at Durnham, North Carolina.

     WHEREAS, Intracel has (i) developed OncoVAXcl(R) ("OncoVAX") to be utilized in the treatment of colon cancer and (ii) the technical expertise necessary for the manufacture, production and distribution of OncoVAX and other drugs to be used in the treatment of cancer and for clinical trials;

     WHEREAS, Hospital and its medical staff has the knowledge and expertise, as well as the facilities reasonably necessary to support the diagnoses and treatment of certain oncological diseases and the location necessary for the preparation and delivery of OncoVAX to appropriate patients enrolled in a clinical research study;

     WHEREAS, Intracel desires to utilize Hospital's facilities for preparing OncoVAX and other materials required for the conduct of certain clinical research studies;

     WHEREAS, Hospital desires to make available certain facilities and personnel with the requisite skills to Intracel for the establishment of the Center; and

     WHEREAS, the fulfillment of this Agreement is of mutual interest and benefit to Hospital and Intracel, and will further the instructional and research objectives of Hospital in a manner consistent with its status as a non-profit educational health care institution;

     NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Scope of Operations

1.   SCOPE OF RESEARCH

     Hospital shall prepare, in compliance with FDA cGMP regulations, OncoVAX and other materials required for the conduct of clinical research studies as the parties may mutually agree. Materials prepared by Hospital under this Agreement shall be used solely for such research purposes; however, Intracel may recover costs associated with the preparation of such Materials by charging patients as allowed by, and in strict accordance with, applicable FDA and other governmental regulations. If Intracel obtains FDA marketing approval for OncoVAX, Hospital and Intracel agree to use reasonable efforts to permit Intracel to use facilities controlled by Hospital for commercial production on OncoVAX provided that such use is consistent with Hospital's tax exempt status, applicable Hospital policies and Hospital's own need for such facility.

     2.   WORKPLAN/PAYMENT

     2.1 Each research study to be performed under this Agreement will be documented in a mutually agreed Workplan which will include, but not be limited to the study protocol, budget and payment schedule. Each Workplan may be updated from time to time by mutual agreement between Intracel and Hospital. Each Workplan will be reviewed on at least a quarterly basis and updated as the parties may agree.

     2.2  The Workplan will include activities to be performed with respect to:

     (a) support of Intracel research protocols concerning tumor diagnosis and treatment including preparation of autologous tumor vaccines, comprising viable but non-tumorigenic cells from a patient's own tumor;

     (b) numbers and type of personnel required to manage anticipated activity. Intracel authorizes the retention of two full time employees at the inception of the Agreement.

     (c) Hospital's obligation to conduct work under a particular protocol or Workplan shall be contingent upon approval of its Institutional Review Board and such other boards, committees, or officials as may be required by its policies.

     2.3 Payment Terms/Supplies. The parties agree that the Workplan will include estimates of Hospital's expenses incurred in providing service under the Agreement. Intracel will pay Hospital on a monthly basis for these expenses. The aggregate amount will be based on an estimate of direct employee expenses, supply expenses and an indirect expense allocation of 28%. Intracel agrees to provide at its own expense certain critical supplies for the manufacture of OncoVAX including, but not limited to, Fresh Frozen TICEBCG, Collagenase Solutions, DNA ase solutions, HBSS, DMSO, HSA in HBSS, and kits and supplies developed by Intracel. Intracel agrees to pay Hospital for other expenses including employee transportation costs. Hospital will invoice Intracel on a monthly basis for total additional costs. Intracel may audit Hospital's records supporting these other expenses.

     2.4 Equipment. Intracel may provide such other equipment as is necessary for the proper running of the Center. Service and maintenance of this equipment is Intracel's responsibility. Intracel will retain title to this equipment and will remove it at the end of this Agreement.

3.   OPERATION OF THE CENTER

     3.1  OPERATIONAL POLICIES AND PROCEDURES

          Hospital shall adopt and enforce policies and procedures provided by Intracel for the operation of the operation of the OncoVAX Center. Intracel shall maintain ultimate responsibility for compliance with all applicable United States Food And Drug Administration ("FDA") product requirements. Hospital agrees to conduct all research under this Agreement shall be conducted in accordance with all applicable federal, state, and local laws and regulations.

     3.2  PERSONNEL

          (a) All laboratory, clinical and administrative personnel working in the OncoVAX Center shall be employees of Hospital with the exception of the Intracel employee described in Section 3.2(b) and subject to Hospital's personnel policies and procedures. Hospital shall provide the services of a physician who will, on behalf of Hospital, act as the medical director of the OncoVAX Center (the "Medical Director"). The Medical Director shall be an employee of Hospital and provide professional research services as further described in Section 3.3 below.

          (b) Intracel may employ an on-site employee who is responsible for overseeing the preparation of OncoVAX, and to train and direct the activity of Hospital employees as it relates to said preparation. Intracel shall be responsible for all compensation and insurance coverage, including workers' compensation, for this Intracel employee, and Hospital shall have no obligation to provide any such compensation or insurance, or any other benefits normally provided by Hospital to its employees. Intracel agrees to assume all risks incident to this Intracel's employee's research activity at Hospital (including the risk of personal injury or property damage) regardless of their causes, which may include but are not limited to laboratory accidents, and the failure to supervise any persons, unless due to the negligence or material breach of Hospital or its agents or employees.

3.3  DESIGNATION OF MEDICAL DIRECTOR

     The Medical Director or designee shall serve as Principal Investigator for each Study and shall exert best efforts to perform the work required under this Agreement. The Medical Director or designee shall devote a minimum of ten percent (10%) of his professional time to the performance of the research contemplated hereunder and shall provide Intracel with a monthly report on the progress of such research. If the Principal Investigator is unable to continue to serve in that capacity and a successor acceptable to both DUKE and SPONSOR is not available, this Agreement will be terminated in accordance with Article
5.3. Intracel shall pay Hospital in compensation for the Medical Director's effort at the rate of $30,000 for the first year of the subject research payable in monthly installments of $2,500 per month. The payment shall be made in arrears at the end of each month. The payment shall be adjusted annually to reflect changes in Hospital's normal charges for such efforts.

4.   REGULATORY APPROVALS/INTRACEL OVERSIGHT

     Hospital shall use reasonable efforts to obtain any authorizations, consent, and approvals of any federal, state, local, foreign or other governmental agency, instrumentality, commission, authority, board or body or other person or entity, including the FDA, for the transactions contemplated hereunder. Intracel shall cooperate with and assist Hospital in providing information and other documentation required by such bodies. Hospital agrees to use its best efforts to cooperate with, and provide support to, Intracel in complying with current Good Manufacturing Practices ("cGMP"). Intracel shall use its best efforts to cooperate with, and provide support to, Hospital in complying with current Good Manufacturing Practices (cGMP) and shall be responsible for training Hospital employees in such practices. Notwithstanding anything to the contrary in this Agreement, the parties agree that Intracel shall have, among others, the following rights: (i) the right to audit the Center, (ii) the right to close the Center or otherwise stop Hospital from preparing OncoVAX and other materials required for the research contemplated by this Agreement if Hospital's facilities are not in compliance with applicable laws and regulations, (iii) the right to approve all personnel working on the subject research, and to require removal from the research of any such personnel, including the Medical Director if they fail in any material way to comply with applicable laws and regulations, (iv) responsible for any interaction with the FDA with respect to OncoVAX or any other product agreed to by the parties, (v) the right to require implementation of any actions or changes in order to assure full compliance with all applicable FDA requirements, and (vi) the right to terminate this Agreement should the Hospital not take actions with respect to the Center, its operations and its employees in order to comply with all applicable laws and regulations. Intracel shall not make binding commitments with FDA for Hospital without Hospital's prior written consent which will not be unreasonably withheld, and Hospital may participate in said discussions with the FDA as it relates to the Center. Hospital agrees not to manufacture or use OncoVAX for any purpose without Intracel's prior approval.

5.   TERM & TERMINATION

     5.1 The term of this Agreement shall commence on the Effective Date and shall, unless earlier terminated as described in Section 5.2 below, end on the fourth anniversary of said Effective Date. The parties shall meet prior to each such anniversary plan to agree on the Workplan as described in Section 2 for the coming year. If the parties are unable to agree upon a Workplan, this Agreement shall immediately terminate.

     5.2 This Agreement may be terminated at any time by either party by written notice to the other party in the event that the other party has materially breached a representation, warranty, covenant or agreement contained in this Agreement or in any other agreement or document contemplated hereunder and such breach has not been cured within 30 days of written notice thereof by the non-breaching party; or

      5.3   EFFECT OF TERMINATION

            In the event this Agreement is terminated as provided above, Hospital will proceed in an orderly fashion to terminate any outstanding commitments and to stop the work as soon as it is practicable to do so. All reasonable costs to Hospital associated with termination will be considered reimbursable costs, including costs incurred prior to the notice of termination but which have not yet been reimbursed, and commitments existing at the time the notice of termination is received which cannot be cancelled. Neither of the parties, nor any of their respective stockholders, directors, officers, officers or agents shall have any liability to the other party, except for any deliberate breach or deliberate omission resulting in material breach of any of the provisions of this Agreement. In such case, the breaching party shall be liable only for the expenses and costs of the non-breaching party, and in no event shall either party be liable for anticipated profits or consequential damages.

      5.4   GENERALLY

      After termination, each party shall keep confidential all information provided by the other pursuant to this Agreement which is not in the public domain, shall exercise the same degree of care in handling such information as it would exercise with similar confidential information of its own, and shall return any such information upon the other party's request.

6.    INDEMNIFICATION; LIMITATION ON LIABILITY; INSURANCE; SURVIVAL

      6.1   HOSPITAL INDEMNIFICATION OF INTRACEL

            Hospital will indemnify, defend and hold harmless Intracel and Intracel's successors and assigns from and against any and all actual and direct claims, damages, losses and liabilities (including reasonable attorneys' fees) ("Losses") which may at any time be asserted against or suffered by Intracel as a result of or on account of any material breach of any representation, warranty or covenant on the part of Hospital made herein or in any instrument or document delivered pursuant hereto.

      6.2   INTRACEL INDEMNIFICATION OF HOSPITAL

            Intracel will indemnify, defend and hold harmless Hospital and Hospital's successors and assigns from and against any and all Losses which may at any time be asserted against or suffered by Hospital as a result of or on account of any breach of any representation, warranty or covenant on the part of Intracel made herein or in any instrument or document delivered pursuant hereto. In addition, Intracel agrees to indemnify, hold harmless and defend Hospital, its trustees, officers, employees, and agents from and against any and all claims, suits, losses, damages, costs, fees, expenses (including reasonable attorneys' fees), and other liabilities asserted by third parties, both government and non-government, resulting from or arising out of the clinical study and research program carried out pursuant to this Agreement; provided, however, that Intracel shall not be liable for DUKE's negligence, intentional wrongdoing, or its failure to follow a mutually agreed protocol.

     6.3  NOTICE

          A party (an "Indemnified Party") shall give prompt written notice to an indemnifying party (the "Indemnifying Party") of any payments, demands, claims, suits, judgments, liabilities, losses, costs, damages or expenses (a "Claim") in respect of which such Indemnifying Party has a duty to provide indemnity to such Indemnified Party under this Section 6.3, except that any delay or failure to notify the Indemnifying Party only shall relieve the Indemnifying Party of its obligations hereunder to the extent, if at all, that it is prejudiced by reason of such delay or failure.

     6.4  THIRD PARTY ACTIONS

          In the event any claim is made, suit is brought, or other proceeding instituted against a party to this Agreement which involves or appears reasonably likely to involve a Loss, the Indemnified Party will, within 10 days after receipt of notice of any such claim, suit, or proceeding for which indemnification may be sought, notify the Indemnifying Party in writing of the commencement thereof; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party can demonstrate actual monetary prejudice as a direct or indirect result of such failure.

          The Indemnified Party may elect, within 30 days after the Indemnifying Party's receipt of such notice, or five days before the return date required by any citation, claim, or other statute, whichever occurs earlier, to contest or defend against such claim at the Indemnifying Party's expense, and shall give written notice to the Indemnifying Party of the commencement of such defense. The Indemnifying Party, its subsidiaries, successors, and assigns shall be entitled to participate with the Indemnified Party in such event (at the Indemnifying Party's cost and expense). In the event that the Indemnified Party does not elect to contest, defend, settle, or pay the claim as provided above, the Indemnifying Party, its subsidiaries, successors, or assigns shall have the exclusive right to prosecute, defend, compromise, settle, or pay the claim in its sole discretion and pursue its rights under this Agreement but shall not be entitled in any way to release, waive, settle, modify, or pay such claim without the consent of the Indemnified Party. Each party, its subsidiaries, successors, and assigns shall cooperate in the defense of such action and the records of each shall be available to the other with respect to such defense.

     6.5  OTHER RECOVERIES

          The amount of any Losses recoverable by an Indemnified Party hereunder shall be reduced by the amount, if any, of the recovery (net of reasonable expenses incurred in obtaining said recovery) the Indemnified Party hereunder shall have received with respect thereto from any other party, person, or entity, other than an insurer of the Indemnified Party unless such insurer has expressly waived all rights of subrogation with respect to such recovery. In the event such a recovery is made by an Indemnified

Party after it receives payment or other credit hereunder with respect to any Losses, then a refund equal to aggregate amount to the recovery, net of reasonable expenses incurred in obtaining that recovery, shall be made promptly to the Indemnifying Party making such payment. Without limiting the foregoing, in the event that a claim or benefit is created in connection with the occurrence of any Losses which have not been collected by the Indemnified Party at the time payment with respect to such Losses is made by the Indemnifying Party, the Indemnified Party shall assign such benefit or claim to the Indemnifying Party as a condition to the payment by the Indemnifying Party and shall cooperate with the Indemnifying Party in its efforts to collect any such benefit or claim. If such claim or benefit is not assignable under applicable laws, the Indemnified Party shall cooperate in good faith with the Indemnifying Party's efforts to collect such claim or benefit.

     6.6  LIMITATION OF LIABILITY

          6.6.1     LIMITATION OF INTRACEL'S LIABILITY

                    Notwithstanding any other provision contained in this Agreement, Intracel's liability under this Agreement shall be limited to actual and direct losses suffered by Hospital arising as a result of Intracel's negligent failure to perform its obligations under this Agreement. Hospital acknowledges and agrees that Intracel shall not be liable for any lost reimbursement or loss of data, earnings, profits or goodwill or any other indirect, consequential, incidental, exemplary or punitive damages suffered by any person or entity, including Hospital, caused directly or indirectly by the acts or omissions of Intracel, its employees or agents in the course of performing services or functions contemplated under or related in any way to this Agreement (including, without limitation, any breach by Intracel of its obligations under this Agreement).

          6.6.2     LIMITATION OF HOSPITAL'S LIABILITY

                    Notwithstanding any other provision contained in this Agreement, Hospital's liability under this Agreement shall be limited to actual and direct losses suffered by Intracel arising as a result of Hospital's negligent failure to perform its obligations under this Agreement. Intracel acknowledges and agrees that Hospital shall not be liable for any lost reimbursement or loss of data, earnings, profits or goodwill or any other indirect, consequential, incidental, exemplary or punitive damages suffered by any person or entity, including Intracel, caused directly or indirectly by the acts or omissions of Hospital, its employees or agents in the course of performing obligations or functions contemplated under or related in any way to this Agreement (including, without limitation, any breach by Hospital of its obligations under this Agreement).

     6.7  INSURANCE

          6.7.1     INTRACEL'S OBLIGATION TO INSURE

                    Intracel shall obtain and maintain in effect at all times during the term of this Agreement insurance as set forth in Schedule 6.7.1. Such insurance policies shall name Hospital as an additional insured and Intracel shall provide such restrictions with respect to information furnished to one party by the other shall not apply to any such information which the receiving party demonstrates
(i) is on the date hereof, or hereafter becomes, generally available to the public other than as a result of a disclosure, directly or indirectly, by the receiving party or (ii) was available or becomes available to the receiving party on a confidential or non-confidential basis from a source other than the other party hereto, which source was not itself bound by a confidentiality agreement with such other party and did not receive such information, directly or indirectly, from a person or entity so bound, (iii) is independently developed by personnel of the receiving party without use or reliance upon Confidential Information provided under this Agreement; or (e) is disclosed pursuant to any judicial or governmental request, requirement or order, provided that the disclosing party takes reasonable steps to provide the other party with sufficient prior notice in order to allow the other party to contest such request, requirement or order. Intracel shall be provided with patient information as required by mutually agreed protocols and as allowed by law, and will maintain the confidentiality of all such patient information in accordance with all applicable laws and regulations.

     7.2  INSTITUTIONAL REVIEW BOARD APPROVAL

          Intracel shall cooperate with Medical Director in preparing and filing research protocols, informed consent form, and other information with Hospital's Institutional Review Board ("IRB"). Medical Director shall apply for approval to conduct the research protocol with the IRB.

     7.3  CLINICAL DATA AND REPORTING

          All clinical data, including case report forms and other relevant information generated during performance under the Agreement will be promptly and fully disclosed to Intracel, and shall be freely usable by Intracel consistent with good business judgment. Hospital will submit a complete written progress report after the Agreement is completed. Hospital shall also submit interim progress reports.

     7.4  PUBLICATION

          Hospital shall be free to use the results of the research and clinical study for its own teaching, research, education, clinical and publication purposes without the payment of royalties or other fees. Hospital shall submit to Intracel for its review, a copy of any proposed publication resulting from the research at least thirty (30) days prior to the estimated date of publication and if no response is received within thirty (30) days of the date submitted to Intracel, it will be conclusively presumed that the publication may proceed without delay. If Intracel determines that the proposed publication contains patentable subject matter which requires protection, Intracel may require the delay of publication for a period of time not to exceed sixty (60) days for the purpose of filing patent applications.

     7.5  ADVERSE EFFECTS

          Intracel will reimburse Hospital and/or the patient for the reasonable costs and expenses incurred in diagnosing and treating unanticipated adverse effects, injuries, illnesses, or reactions that result from the use or application of Intracel's investigational drug or device in the course of the Agreement.

     7.6  FURTHER ASSURANCES

          The parties hereby agree to take whatever further actions or to execute and deliver whatever further documents or instruments or make whatever further filings as may be reasonably necessary or desirable to effectuate the express provisions or the intent of this Agreement.

     7.7  ASSIGNMENT; BINDING EFFECT

          This Agreement, and the rights and obligations of the parties created hereunder, shall not be assigned or delegated by either Hospital or Intracel without the prior written consent of all parties, and any purported or attempted assignment or delegation without such consent shall be void and without effect, except that (i) Intracel may assign or delegate its rights and obligations under this Agreement to any successor to Intracel in the event of a merger or consolidation of Intracel with another entity, or to any purchaser of all or substantially all of the assets or business of Intracel, and (ii) either party may assign or delegate its rights and obligations under this Agreement to an Affiliate (as defined below) in which case the assigning or delegating party shall not be relieved of their obligations hereunder. For purposes of this
Section 7.3, an Affiliate shall mean, as to any party hereto, any corporation or other entity which, directly or indirectly, through one or more intermediaries, controls (i.e., possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of an entity, whether through ownership of voting securities, by contract, or otherwise) is controlled by, or is under common control with such party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns, heirs, executors, administrators, and/or personal representatives.

     7.8  GOVERNING LAW

          This Agreement and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the North Carolina (excluding the choice of law rules thereof).

     7.9  SEVERABILITY

          In the event that a court of competent jurisdiction holds that a particular provision or requirement of this Agreement is in violation of any applicable law, each such provision or requirement shall be enforced only to the extent it is not in violation of such law or is not otherwise unenforceable and all other provisions and requirements of this Agreement shall remain in full force and effect.


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
     7.10 EXPENSES; ATTORNEYS' FEES

          The parties shall pay their own respective expenses (including, without limitation, the fees, disbursements and expenses of their attorneys, accountants, actuaries, and financial and other advisors) in connection with the negotiation and preparation of this Agreement and the transactions contemplated hereby. If any party is required to institute legal action or arbitration against another party to enforce the provisions of this Agreement, the court or arbitration panel may award costs of litigation, including, but without limitation, reasonable attorneys' fees.

     7.11 MODIFICATION; WAIVER

          This Agreement shall not be modified or amended except by an instrument in writing signed by Hospital and Intracel. No delay or failure on the part of any party hereto in exercising any right, power, or privilege under this Agreement or any other instruments executed and delivered in connection with or pursuant to this Agreement, shall impair any such right, power, or privilege or be construed as a waiver of any default hereunder or any acquiescence therein. No single or partial exercise of any such right, power, or privilege shall preclude the further exercise of such right, power, or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

     7.12 NOTICE

          All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered (including delivery by courier), sent by Federal Express or by other recognized overnight delivery service, mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or sent by telegram, telex, or facsimile transmission, addressed as follows:

     If to Intracel:

          Intracel Corporation
          1330 Piccard Drive
          Rockville, MD 20850
          Attn: Daniel S. Reale
          FAX   301-296-0082

               and
          Intracel Corporation
          1330 Piccard Drive
          Rockville, MD 20850
          Attn: Larry Bloom, CFO
          FAX   301-296-0082
      if to Hospital:

            Duke University Medical Center
            Office of Grants and COntracts
            Duke University Medical Center
            107 Seeley G. Mudd Building - Box 3001
            Durham, North Carolina 27710

      with a copy (which shall not constitute notice) to:

            Office of Counsel
            Duke University
            2400 Pratt St. Suite 4000
            DUMC Box 3024
            Durham, North Carolina 27710

            Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served, or sent. Each notice, demand, request, or communication which shall be mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, or received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, the affidavit of messenger, or (with respect to a telex or facsimile) the answer back being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

      7.13  BENEFIT OF THIS AGREEMENT

            It is the explicit intention of the parties hereto that except as set forth below no person or entity other than a party hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and that the covenants, undertakings, and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors and assigns as permitted hereunder. Notwithstanding the foregoing, ICC shall be a third party beneficiary hereto with respect to the enforcement of, and only to the extent of, any rights it may have hereunder.

      7.14  COMPLETE AGREEMENT

            This Agreement sets forth the entire agreement of the parties hereto with respect to its subject matter and any all prior agreements, whether oral or written, between or among the parties hereto and relating to the subject matter hereof are superseded hereby.


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
     7.15 CONTRACT MODIFICATIONS FOR PROSPECTIVE LEGAL EVENTS

          In the event any state or federal laws or regulations, now existing or enacted or promulgated after the date hereof, are interpreted by judicial decision, a regulatory agency or legal counsel in such manner as to indicate that this Agreement or any provision hereof may be in violation of such laws or regulations, Intracel and Hospital shall amend this Agreement as necessary to preserve the underlying economic and financial arrangements between Intracel and Hospital and without substantial economic detriment to either party. Neither party shall claim or assert illegality as a defense to the enforcement of this Agreement or any provision hereof; instead any such purported illegality shall be resolved pursuant to the terms of this Section 7.11.

     7.16 EXECUTION IN COUNTERPARTS

          This Agreement may be executed in counterparts, each of which shall constitute an original hereof for all purposes.

     7.17 USE OF A PARTY'S NAME

          Neither party will, without the prior written consent of the other party, use in advertising, publicity, or otherwise, the name, trademark, logo, symbol, or other image of the other party or that party's employee or agent.

     7.18 INDEPENDENT CONTRACTOR

          Hospital's and the Principal Investigator's relationship to Intracel under this Agreement shall be that of an independent contractor and not an agent, joint venturer, or partner of Intracel.


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
       IN WITNESS WHEREOF, each of the parties has duly caused this OncoVAX Center Agreement to be duly executed in its name and on its behalf, as of the date first written above.


       INTRACEL CORPORATION


       By:
          -----------------------------

       Name:
            ---------------------------

       Title:
             --------------------------



       DUKE UNIVERSITY MEDICAL CENTER


       By:
          -----------------------------

       Name:
            ---------------------------

       Title:
             --------------------------




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